The Pillsbury Company Amendment Agreement

     Amendment Agreement dated as of January 15, 1999 between Ben & Jerry's Homemade, Inc. (the "Manufacturer") and The Pillsbury Company (the "Distributor") to the Distribution Agreement dated as of August 26, 1998 (the "Agreement").

     WHEREAS,   the  parties  wish  to  supplement  certain  provisions  of  the
Agreement.

     NOW THEREFORE, in consideration of these premises, the mutual promises set forth below and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows.

     1. Reference is made to the last sentence of the third paragraph of Section
2.10 of the Agreement which reads as follows:

"In any event, Distributor agrees that it shall fully implement distribution of the Products in the Distributor Territory by March 1, 1999, provided that it has received six months prior written notice or such lesser notice which is reasonable in the judgment of the Distributor in terms of the time needed for Distributor to gear up with respect to any market in question."

Reference is also made to notice from Manufacturer to Distributor dated October 15, 1998 specifying a starting date of April 15, 1999. The parties agree to void the notice dated October 15, 1998 and to delete the last sentence of the third paragraph of Section 2.10 and to add the following:

"In any event, Distributor agrees that it shall fully implement distribution of the Products in the Distributor Territory by September 1, 1999 (or such earlier date with respect to any portion of the Distributor Territory as shall be mutually agreed); provided that Distributor agrees that it shall fully implement, by April 15, 1999(1), distribution in the supermarket channel (three or more cash registers) of the Products in that portion of the Distribution Territory that is defined as the New York Territory under the Dreyer's Agreement (as defined in the Agreement) and distribution in the supermarket channel of the Products in the area surrounding Albany, New York presently handled by Vermont's Finest and also distribution of the Products, as soon as practicable after May 1, 1999 (pursuant to detailed arrangements to be mutually agreed between the Manufacturer and the Distributor), in those portions of New Jersey and Pennsylvania presently handled by Jack & Jill provided further that nothing herein shall grant any distribution rights to Distributor except for the Distributor's owned and operated distribution system (including internals) for the areas as set out in Schedule 2A to the Agreement on the date the Agreement was signed.

1  It is understood that the business week starts Monday, April 19, 1999.

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The  Manufacturer  also  confirms  the  inclusion of Texas in Schedule 2A of the
Agreement, effective September 1, 1999, and confirms that, effective April 15, 1999, it has no exclusive distributor for the non-supermarket channels in the New York Territory as defined above. The Manufacturer further confirms that its distribution agreement with Dreyer's, as in effect on the date hereof, and its new distribution agreement with Dreyer's, effective for distribution commencing on or after September 1, 1999, as in effect on the date hereof, do not grant distribution rights to Dreyer's which conflict with the distribution rights, effective September 1, 1999 of the Distributor for its owned and operated distribution system (including internals) for the areas as set out in Schedule 2A to the Agreement on the date the Agreement was signed, and the rights granted to the Distributor under Section 1 of this Amendment Agreement.

     2. The parties further agree that Section 8.1 is hereby amended by adding the following sentence at the end thereof:

"The October 1, 2002 date in this Section 8.1 and in Section 8.2 of this Agreement shall in each case be changed to October 1, 2003."

     3. The Manufacturer agrees to pay the Distributor $150,000, payable within five days of the date hereof.

     4. The Manufacturer hereby confirms that Dreyer's has agreed to a dismissal with prejudice of the litigation filed by Dreyer's in 1998 against the Manufacturer.

     5. Except as expressly amended hereby, the Agreement shall remain in full force and effect. Without limiting to the foregoing the Manufacturer confirms its indemnification obligations to the Distributor contained in Sections 11 and
11.3 of the Agreement.

IN  WITNESS  WHEREOF,  each of the  parties  hereto has  caused  this  Amendment
Agreement   to  be  duly   executed  and   delivered  by  its  duly   authorized
representative.

                              BEN & JERRY'S HOMEMADE, INC.
                              By:

                              THE PILLSBURY COMPANY
                              By: